Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No.1 to Registration Statement Nos. 333-224287 and 333-228349 on Form S-8 of our report dated March 10, 2020, relating to the consolidated financial statements of Netlist, Inc. and subsidiaries as of December 28, 2019 and December 29, 2018 and for each of the years then ended, which report is included in Netlist, Inc.’s Annual Report on Form 10-K for the year ended December 28, 2019.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California

March 10, 2020